Prepared Remarks for Allegheny Energy 2002 Year-End Earnings Release

     Good morning. This is Greg Fries, General Manager of Investor Relations for Allegheny Energy. Thank you for joining us. As our operator said, you are in listen only mode but we will open up the call for your questions after concluding our formal remarks. If you need to leave the teleconference before it has ended, you may listen to a recording of the entire call by dialing 800-428-6051 and for international callers, 973-709-2089. The pass code for the replay is 307369. The rebroadcast will be available from approximately 1:00 p.m. today until Midnight on October 3, 2003. A rebroadcast will also be available on our web site, www.alleghenyenergy.com beginning this afternoon through Midnight, October 3, 2003. We have also posted slides on our web site that relate to information that will be shared during this teleconference.

     As we begin, let us take a moment to go through our usual customary and cautionary reminder. Certain statements made in this conference call will be forward-looking statements that involve risks and uncertainties. These statements are based on currently available information. The Company's actual results may differ significantly from the results discussed. Please refer to the legend in the news release, and information in our SEC filings regarding factors that may cause the Company's actual results to differ from the forward-looking statements mad in this call..

At this time, I'll turn the call over to Paul Evanson, Chairman, President, and Chief Executive Officer of Allegheny Energy.
CHART
Good morning everyone, and thanks for joining us.

     Last year was an extraordinarily difficult year for Allegheny. The travails of the Company are detailed in our 10K, which was filed yesterday. While I know you haven't had the time to digest this document, I did want to have this call just as soon as possible so as to begin a dialogue on the important issues facing the Company.

CHART
Let me first give you my perspective on Allegheny, especially my vision and priorities for the Company.
Allegheny Energy has always been a great name in the industry. But, like a number of other companies, it sought quickly to become a national energy merchant - and stumbled badly along the way.

     It's clear we need to revert to a regional scope and focus on our core generation and delivery businesses. These businesses have always been sound. Our delivery business has a good service territory with a balanced mix of customers, reasonable growth, low rates, and high customer satisfaction. Our core generation is low-cost coal that will be increasingly valuable in the future.

When I joined the Company three months ago, I quickly set 5 major priorities. I'd like to briefly discuss those priorities and the progress we've made on each of them.
CHART

     My first priority was to deal with an immediate liquidity crisis. We were rapidly running out of cash. I'm pleased to report that we've averted this crisis. The good news is that we have the funds required to make the 2003 debt amortization payments.

A number of factors have contributed to our improved liquidity.

     In June, we completed the sale of our interest in the Conemaugh power plant for $51 million. In July, we completed a $300 million private placement of convertible trust preferred securities. And, also in July, we entered into an agreement to sell our California contract, together with related hedges, to a subsidiary of Goldman Sachs. We closed that sale in September -- gross proceeds were $354 million, most of which has been applied to reduce other obligations in the West.

     These three transactions significantly improved our liquidity position. In addition, the Western trading book was a major source of earnings and cash flow volatility and risk. Its sale has significantly reduced our exposure to fluctuations in market prices.

     So, in summary at to the first priority - significant progress - but still challenges ahead. For example, our operating cash flow for 2004 is not sufficient to service the debt maturing at the end of that year.

CHART
My second priority was to get our financial reporting back on a timely basis and to improve our internal controls. Allegheny is seriously late in meeting its SEC filing requirements.

     Significant and costly additional procedures had to be performed to mitigate the effects of our accounting and reporting deficiencies and to enable us to file this 10K. The good news from all this work was that there was no evidence at all of fraud or intentional or deliberate misstatements in our financial results. The bad news was: the work demonstrated how extensive the accounting and reporting deficiencies were.

     We still have material weaknesses in controls, but we are addressing these head-on with a major program to upgrade personnel, systems, and processes. We don't expect to complete all corrective actions until the end of next year. So we still have to perform additional procedures until then.

     While we have filed the 10K, we need to become current on our quarterly reports. We plan on having all 10Q's filed by the end of this year. In 2004 we would then expect to be a normal timely reporting entity.

     As to investors, my goal is to make Allegheny financially transparent. We intend to have open and full financial disclosure. But, until we have filed our 10Q's, we're constrained, both legally and practically, in terms of financial disclosures.

So - as to the second priority - my summary: again, real progress, but weaknesses remain and major work is ahead in upgrading reporting and control processes.
CHART
My third priority is to build an outstanding management team. Having a top-flight team is critical for the long-term success of Allegheny. And I'm very pleased with the progress on this front.
In July, I hired Jeff Serkes as our Chief Financial Officer. Jeff brings more than 20 years of experience in corporate finance, holding a number of leadership positions, including Treasurer of IBM.
Also, in July, I hired David Hertzog, an experienced New York attorney and former partner with Winston & Strawn, as Vice President and General Counsel.

     In August, I hired Joe Richardson as President of Allegheny Power, our energy delivery business. I knew Joe well from his days at Florida Power Corporation where he served as President and Chief Operating Officer. I also hired in August Paul Slobodian as our new Vice President, Human Resources and Administration.

     There is, of course, a lot of talent in Allegheny, and I intend to take advantage of that. I appointed Jay Pifer as Chief Operating Officer and David Benson as Executive Vice President of Allegheny Energy Supply.

In summary - I'm very pleased with this new team - but we still need some further upgrading.
CHART

     My fourth priority relates to leverage - we have too much debt with challenging amortization schedules. We need over time to refinance that debt and to begin reducing the debt and rebalancing our capital structure, whether by way of operating cash flow, asset sales, or equity issuances.

     Although we are committed to improving our capital structure, we are going to do this only in a responsible and sensible manner. For example, we must continue to invest in our core businesses to maintain appropriate levels of reliability and service. We will rigorously evaluate the strategic importance and intrinsic value of all assets considered for sale. And we will be thoughtful about the costs and timing of future equity issuances.

CHART
My fifth priority is to focus on and improve our core generation and delivery businesses.

     The first step in improving focus is to exit non-core activities. And we've already made a lot of progress. The most important action was to exit from the Western U.S. power markets. Speculative trading in these markets, indeed in any market, doesn't fit our strategy at all.

     In addition to selling the CDWR contract, along with related hedges, we terminated two very onerous tolling agreements in the West, one with Williams; the other, with Black Hills. These terminations eliminated about $80 million in annual fixed payments over the next 15 years. We now have only minor exposures in the West.

     Going forward, our trading activity will be limited to asset optimization within our regions. We are concentrating our efforts in PJM, the Midwest, and Mid-Atlantic markets where we have a physical presence and market knowledge.

     Our core generation and delivery operations are sound. But even great companies keep getting better. I believe operational improvements and enhanced productivity, coupled with win-win regulatory strategies, can add meaningful value to Allegheny.

CHART

     So, in summary, we have made solid progress during the past three months. But we have an extraordinary number of challenges ahead. I expect the remainder of 2003 and much of 2004 to be a period of transition for Allegheny. We will communicate with you about our progress step by step as we execute our plans.

     Now I know many of you would like to hear about '03 or '04 earnings or the core earnings capabilities of the company. Let me tell you right up front: we're not discussing these items today. I know not discussing this information will be very frustrating to you - and, frankly, it's very frustrating for me also - but we really just can't get ahead of our data and knowledge base. We need solid reporting and forecasting systems, processes, and people before any of us can talk confidently about the future of Allegheny.

     Allegheny will not be re-built in a quarter, or even a year. But I can assure you that all of us are committed to taking the steps necessary to build a solid financial position, restore investor confidence, and serve our customers well. We're working tirelessly to do this, and I personally am excited and energized to have the opportunity to lead this effort.

CHART

     I would now like to introduce Jeff Serkes to review the 2002 financial results and discuss with more specificity some of our recent transactions. Then Jeff and I would be pleased to take your questions.

2002 Financial Results
Thank you, Paul. Good morning everyone. I'm looking forward to getting to know you in the weeks and months to come.
CHART

     Before reviewing our 2002 financial results, I would like to address our financial reporting schedule and the modified audit opinion that we received from our independent auditors. This modified opinion is not due to a current liquidity issue. Rather, since our financial reporting is not current, we are not in compliance with certain reporting covenants related to certain of our debt securities. This noncompliance caused $3.7 billion of long-term debt to be reclassified as short-term debt on our balance sheet. Because of this reclassification, our auditors issued an opinion with a going concern modification. We hope to resolve this issue when we return to a regular reporting schedule. That said, we must point out that while we have waivers from our bank lenders for financial covenants through the third quarter of 2003, without additional waivers from our lenders for year-end 2003, we could be in default under our credit facility at that time. Of course we will work with our lenders to resolve this issue as we move forward.

     Regarding our financial filing status that Paul mentioned, now that we have filed our 2002 10-K, we intend to file our 2003 quarterly results as well as our 2002 third quarter 10-Q during the fourth quarter of this year and we expect to be back on the SEC reporting schedule when we file our 2003 10-K by March 15, 2004. In concert with improving our accounting timeliness and accuracy, we are changing our financial reporting policies and procedures and we are improving the internal control structure of the Company. While significant work remains to be done to affect these changes, and these improvements will take time to implement, I am confident that we have identified the weaknesses and areas that need to be addressed.

CHART

     Now let me review the Company's 2002 financial results. Allegheny Energy, Inc. reported 2002 operating revenues of approximately $3 billion as compared with operating revenues of $3.43 billion in 2001. Net revenue for 2002 was $1.3 billion, a reduction of over $1 billion from the 2001 net revenue level. This reduction in net revenue was primarily due to a decrease in excess generation and trading net revenues in our Generation and Marketing segment and the recognition of unrealized trading losses in 2002, as compared with unrealized trading gains recognized in 2001. This year-to-year swing impacted net revenues in this segment by $1.03 billion from 2001 to 2002.

Moving to the bottom line for Allegheny, the Company reported a 2002 consolidated net loss of $633 million, or $5.04 per share, compared to net income of $418 million, or $3.48 per share in 2001.

     The 2002 results include a $131 million after-tax charge, to reflect the cumulative effect of an accounting change associated with the adoption SFAS 142, "Goodwill and Other Intangible Assets". Similarly, 2001 earnings included an after-tax charge of $31 million, to reflect the cumulative effect of an accounting change related to the adoption of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". Before the cumulative effects of these accounting changes, the Company reported a net loss for 2002 of $502 million, or $4.00 per share, as compared with net income of $449 million, or $3.74 per share, in 2001.

CHART

     In addition to the impact on net income from the lower net revenue that I mentioned earlier, the 2002 results include certain other items that need to be mentioned: These items are listed on the next slide with the before tax and after tax numbers:

    Charges related to impairment of generation projects were $244 million on a pre-tax basis. These were primarily related to impairment charges recognized for St. Joes, La Paz and , the Brooklyn Navy Yard Barge projects;
    Charges related to workforce reduction of $108 million. Approximately 680 employees accepted early retirement and separation programs offered by the Company in 2002;
    Charges related to impairment of unregulated investments of $45 million. This charge was primarily related to the write down of the company's investment in AFN (America's Fiber Network);
    Adjustments related to prior years' accounting errors of $29.5 million, pre-tax, or $20.1 million after-tax. This entire adjustment is now reflected in the Company's first quarter 2002 results;
    Loss on the sale of the Fellon-McCord and Alliance Energy Services businesses before the effect of minority interest, of $31 million before tax;

    Charges related to restructuring and related asset impairment of $29 million. This charge was primarily related to the move of the trading group from New York to Pennsylvania and includes a charge for associated impaired leases;
    Finally, gains on Canaan Valley land sales of $22 million.

CHART

Liquidity

     While we can't talk about our 2003 results at this point, I did want to give you an update on our liquidity position. In the past few months, we have made progress in strengthening our liquidity position and we expect to have sufficient funds to cover our obligations through the remainder of 2003.

     As Paul mentioned, for most of the past two months, we have had a consolidated cash position of over $600 million. The principal sources of Allegheny's liquidity since June have included:

    $275 million of net proceeds from the completion of the private placement of convertible trust preferred securities in July 2003;

    $72 million from tax refunds;
    $46 million of net proceeds from the sale of Allegheny's interest in the Conemaugh Generating Station; another $5 million is currently being held in escrow and is scheduled to be released to us after certain post-closing obligations are fulfilled;
    $43 million of net proceeds from the sale earlier this month of the energy supply contract with the CDWR. This amount does not include $71 million currently held in an escrow account by the purchaser nor does it include $26 million held in a pledged account for the benefit of Allegheny Energy Supply's creditors; and

    cash flow from operations.

CHART

     Now let me move to the known uses for our cash for the remainder of this year. Through December 31, 2003, Allegheny is required to make the payments outlined on this chart, including

    $265 million of scheduled payments under our bank credit facilities;

    $47 million of other maturing and amortizing debt, which excludes $37 million of securitization debt that will be repaid from a dedicated revenue stream and

    $25 million in payments scheduled to be made to trading counterparties through the end of 2003.

     Allegheny's cash position is also subject to fluctuations, reflecting, among other things, results of operations and price movements and other changes in the energy markets that may affect collateral requirements relating to trading operations. These items are not reflected on this chart.

     We expect to be able to provide more information regarding our cash position and our ability to meet our 2004 payment obligations under our debt agreements, including the outstanding notes, or to fund our other liquidity needs when we file all of our Form 10-Qs for 2003. We expect to file these by the end of this year.

CHART
Converts
Now let me cover some of our recent initiatives.

As Paul discussed earlier, the liquidity crisis that we faced when we joined Allegheny was averted, in large part, through the issuance of a private placement of convertible trust preferred securities. These securities carry an 11 7/8 percent coupon, will mature on June 15, 2008, and are callable on or after June 15, 2006      They are convertible to shares of Allegheny Energy common stock at the option of the holder at a conversion price of $12 per share. If Allegheny Energy's share price reaches and remains at or above $15 for 20 days within a rolling 30-day consecutive period after June 15, 2006, the securities will be mandatorily converted at $12 per share. Accordingly, the trust preferred securities are convertible into up to 25 million shares of Allegheny Energy common stock. Payment obligations under the new trust preferred securities are subordinate to the Company's existing credit facilties announced on February 25, 2003.

CHART
CDWR SALE/Tolling Agreement Settlements

Moving to the CDWR sale, as we have already mentioned, Allegheny Energy Supply last week closed the sale of its energy supply contract with the California Department of Water Resources and associated hedge transactions for approximately $354 million. Much of the adjustment from the estimated sale price of $405 million, announced on July 28, 2003, was attributable to contracts with one counterparty, valued at $38.6 million, which were removed from the sale by mutual agreement. I'll provide more details on this in one minute. Changes in the mark-to-market value of the remaining contracts at closing and a reduction in the number of remaining trades assumed by the buyer accounted for the rest of the adjustment.

     Currently, $71 million, or 20% of the proceeds of the sale is being held in an escrow account, and we will receive the proceeds from this account when we fulfill certain post-closing requirements. The remaining proceeds to Allegheny Energy Supply from the sale of the CDWR contract and associated hedge transactions have been applied, in large part, to fund the termination of the Williams and Las Vegas Cogeneration II tolling agreements and certain related hedging arrangements. Allegheny has obtained from its creditors authorization to deposit the remainder of the proceeds into a pledged account rather than using those funds to redeem secured debt as otherwise required by the Company's Borrowing Facilities. We have taken this step since we would like to be in a position to refinance all or a portion of our bank debt once we are current with our financial filings. Our current intention is to use the funds from the CDWR sale, which are currently being held in this pledged account, to repay a portion of our unsecured debt.

     At this point, let me address the loss on the CDWR contract and related hedges and tolling agreements. Between the end of 2002 and the closing of the sale, the Company incurred pre-tax losses of $513 million, about one-third of which was due to our negotiations with CDWR on the new terms of the contract. The balance of the loss was primarily due to changes in market prices. When post-closing obligations are fulfilled and the escrow is released, the loss will be reduced by $71 million.

     Returning to the issue of the removal of sale contracts with one counterparty, many of you have asked us why we did this. By mutual agreement with this counterparty, we settled with them separately. The primary reason that we chose to do this was that we had a substantial short position with this same counterparty in our East Book. By closing out the West positions simultaneously with the East positions, we not only reduced our risk by balancing our East Book positions, we were able to receive full market value for the terminated trades. As Paul mentioned, closing this transaction effectively achieves our goal of exiting the Western energy markets and reducing our overall trading exposure.

CHART
This next chart, which reflects our on-peak trading positions, provides a graphic view of our exposure which has been dramatically reduced as a result of the steps that we have taken.
We can now focus on optimizing our core generation assets in the eastern region.
Recent Cost Reduction Initiative

     While most of our time over the past two months has been focused on all of the actions that Paul and I have discussed so far, we have also been evaluating additional cost-cutting measures to reduce expenditures and right size our structure to ensure that it fits with our refocused business. We are simultaneously focused on improving productivity and reviewing operations for opportunities to enhance the value of our business.

Before taking your questions this morning, I'll turn it back over to Paul to recap.

     Thank you Jeff. In closing, let me remind you that our core operations are sound and that we have accomplished a great deal in a short period of time. We believe that we are well on our way to righting this ship.

     Going forward, it is my intention to restore Allegheny's position as one of the premier utilities in the country and build upon Allegheny's core businesses - energy supply and delivery. These businesses have significant underlying value and growth potential. They are the foundation of our future success.

At this time the operator we will be happy to take your questions. Operator?
Q & A Session
[Operator turns the call back over to Paul or Jeff at conclusion of Q & A]
Thank you Tiffany. And thank you all for joining us this morning.

Allegheny Energy, Inc.

2002 Year-End Earnings

Conference Call

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. and its subsidiaries within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Allegheny Energy believes that its forward-looking statements are based on reasonable estimates and assumptions and currently available information, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Actual results have varied materially and unpredictably in the past. Such factors, either individually or in the aggregate, may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consent or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; changes in interest rates; the continuing effects of global instability, terrorism and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electricity generation; changes in the underlying inputs and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulation applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; changes in business strategy, operations, or development plans; and other similar risks and uncertainties. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports and registration statements filed with the Securities and Exchange Commission.

Paul Evanson

Chairman, President, and

Chief Executive Officer

Perspective on Allegheny

Focus on core businesses

  Delivery
  Balanced customer mix
  Reasonable growth
  Low rates
  High customer satisfaction
  Generation
  Low-cost, coal-based
  Increasingly valuable

Priority #1

Liquidity

$51 million from sale of asset (Conemaugh)

$300-million private placement completed

$354 million gross proceeds from CDWR contract sale

Priority #2

Resume regular financial reporting schedule

2002 10-K filed

10-Qs to be filed in fourth quarter 2003

Goal to provide open and full financial disclosure

Priority #3

Build a strong leadership team

Chairman, President, and CEO Paul Evanson
Chief Financial Officer Jeffrey Serkes	General Counsel David Hertzog	President, Allegheny Power Joseph Richardson	VP HR and Admin. Paul Slobodian	Chief Operating Officer Jay Pifer	EVP Supply David Benson

Priority #4

Refinance and pay down debt

Operating cash flow

Asset sales

Equity issuances

Priority #5

Improve basic business operations

Exit non-core activities

Operational improvements

Productivity enhancements

Win-win regulatory strategies

Many Challenges Ahead

2003 and 2004 are transition years

Committed to:

  Building solid financial position
  Restoring investor confidence
  Serving our customers well

Jeffrey Serkes

Senior Vice President and

Chief Financial Officer

Financial Reporting
  2003 quarterly results and 2002 third quarter 10-Q to be filed in the fourth quarter of 2003
  Expect to be back on the SEC reporting schedule when we file the 2003 10K in March 2004
  Improving internal control structure and financial reporting policies and procedures and internal control structure

Financial Results
(millions, except per share numbers)

	2002	2001	B/(W)

Total Operating Revenue	$2,988.5	$3,425.1	($436.6)
Net Revenues	$1,287.2	$2,308.4	($1,021.1)
Consolidated Net Income (Loss)	($632.7 )	$417.8	($1,050.5)
Per share	($5.04)	$3.48	($8.52)

Consolidated Net Income (Loss)
before cumulative effect of
accounting change	($502.2)	$448.9	($951.1)
Per share	($4.00)	$3.74	($7.74)

Other items contributing to net loss:

  Impairment of generation projects: $244 million
  ($149.2 million net of tax);
  Charges related to workforce reduction: $107.6 million
  ($64.8 million net of tax);
  Charges related to impairment of unregulated investments:
  $44.7 million ($26.5 million net of tax);
  Adjustments related to prior years' accounting errors:
  $29.5 million ($20.1 million net of tax);
  Loss on sale of business before effect of minority interest:
  $31.5 million ($18.8 million net of tax);
  Charges related to restructuring and related asset impairment: $28.9 million ($17.8 million net of tax); and
  Gains on Canaan Valley land sales: $22.4 million
  ($18.2 million net of tax).

Liquidity

We expect to have sufficient funds to cover our obligations through the remainder of 2003

Approximate sources since June 2003:
$275 million	Convertible trust preferred securities (net proceeds)

$72 million	Tax refunds

$46 million	Net proceeds from sale of Conemaugh Generating Station; another $5 million held in escrow

$43 million	Proceeds from CDWR contract sale, net of $71 million in escrow and $26 million in pledge account

Liquidity

2003 Uses (Sept. 24 - Dec. 31, 2003) include:
$265.0 million	Bank facility payments

$ 46.8 million	Other maturing and amortizing debt excluding $36.6 million of securitization debt to be repaid from dedicated revenue stream.

$ 24.5 million	Scheduled payments to trading counterparties

Cash position also subject to changes reflecting:

  Results of operations
  Price movements and other changes in energy markets related to trading operations

Convertible Trust Preferred Securities

  $300 million

  Mature June 15, 2008

  11 7/8% coupon

  Callable on or after June 15, 2006

  Mandatorily convertible at $12/share into/up to 25 million shares of Allegheny Energy common stock if price reaches $15/share for a specified period of time after June 15, 2006

  Subordinate to existing credit facilities

CDWR Sale/Tolling Agreement Settlements
  Sold CDWR for approximately $354 million
  Approximately $43 million in proceeds, net of $71 million in escrow and $26 million in pledged account
  Proceeds have been applied to fund the termination of Williams and LV Cogen II tolling agreements and certain related hedging arrangements
  Contracts with a counterparty were removed from the sale by mutual agreement of the parties
  Achieves goal of effectively exiting Western energy markets and significantly reduces our financial risk profile

Exposure to $10 per MWH Increase in Power Prices

The chart shown on this page is comprised of a bar graph in which the left-hand side is measured in increments of $10 million and the top is three different periods of time (fourth quarter of 2003, calendar year 2004 and calendar year 2005). The chart compares the on-peak exposure of the Company to a $10 per MWh increase in power prices as of June 30 and after the CDWR sale. The June 30 on-peak exposure for the fourth quarter of 2003 is shown as a bar extending most of the way to the negative $10 million line. The after CDWR sale exposure is shown as a bar extending slightly in the positive direction. The June 30 on-peak exposure for the calendar year 2004 is shown as a bar extending almost to the negative $20 million line. The after CDWR sale exposure is shown as a bar extending somewhat further in the positive direction than the line for the fourth quarter of 2003. The June 30 on-peak exposure for the calendar year 2005 is shown as a bar extending slightly below the negative $50 million line. The after CDWR sale exposure is shown as a bar extending approximately halfway to the negative $10 million line.

Allegheny Energy, Inc.

2002 Year-End Earnings

Conference Call